UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2023

Save Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40403	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HaPardes 134 (Meshek Sander) Neve Yarak, Israel	4994500
(Address of principal executive offices)	(Zip Code)

(347) 468 9583

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SVFD	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 2, 2023, Save Foods, Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”). As of the close of business on August 11, 2023, the record date for the Annual Meeting, there were 9,689,211 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issued and outstanding, each of which was entitled to one vote per share.

At the Annual Meeting, the holders of 6,563,616 shares of the Common Stock, equivalent to approximately 67.74% of the outstanding shares entitled to vote at the Annual Meeting, were represented in person or by proxy at the Annual Meeting, constituting a quorum. The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to such matters, where applicable, are set forth below.

Proposal #1. The Director Election Proposal. Proposal No. 1 was to reelect Amitay Weiss and Dr. Roy Borochov, two Class II directors nominated for election, each to serve a three-year term on the Company’s board of directors (the “Board”). This proposal was approved as follows:

Director	For	Against	Abstain
(a) Amitay Weiss	5,489,988	88,179	1,594
(b) Dr. Roy Borochov	5,519,612	59,555	594

Proposal #2. The 2022 Plan Amendment. Proposal No. 2 was to approve an amendment to the Save Foods, Inc. 2022 Share Incentive Plan (the “2022 Plan”), to increase the number of shares of Common Stock authorized for issuance under the 2022 Plan by an additional 6,500,000 shares of our Common Stock, which amendment (the “2022 Plan Amendment”) was adopted by the Board on July 31, 2023. This proposal was approved as follows, resulting in the 2022 Plan Amendment becoming effective immediately:

For	Against	Abstain	Broker Non-Votes
5,413,722	163,788	2,251	983,855

Proposal #3. The Reverse Stock Split Proposal. Proposal No. 3 was to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock, by a ratio of no less than 1-for-7 and no more than 1-for-10, with the exact ratio to be determined by the Board in its sole discretion. The proposal was approved as follows:

For	Against	Abstain
5,377,519	77,073	125,169

Proposal #4. The Nasdaq 20% Share Issuance Proposal. Proposal No. 4 was to approve the issuance of more than 20% of our issued and outstanding Common Stock in a non-public offering pursuant to the terms of the Standby Equity Purchase Agreement, dated July 23, 2023, by and between the Company and YA II PN, Ltd., so that such issuances are made in accordance with Nasdaq Listing Rule 5635. The proposal was approved was approved as follows:

For	Against	Abstain	Broker Non-Votes
5,374,299	82,255	123,207	983,855

Proposal #5. The Reincorporation Proposal. Proposal No. 5 was to approve the reincorporation of the Company from the State of Delaware to the State of Nevada by a parent-subsidiary merger. This proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
5,573,429	6,117	215	983,855

Proposal #6. The Auditor Appointment Proposal. Proposal No. 6 was to ratify the appointment of Somekh Chaikin, a member firm of KPMG International, as the Company’s independent auditors for the fiscal year ended December 31, 2023. This proposal was approved as follows:

For	Against	Abstain
6,325,286	197,821	40,509

Proposal #7. The Advisory Vote on Grant of Shares Proposal. Proposal No. 7 was to vote on a non-binding resolution to approve a grant of shares under the 2022 Plan, as compensation to each member of the Board (excluding Dr. Borochov). This proposal was subject to the approval of Proposal #2, the 2022 Plan Amendment (which became effective immediately after the adjournment of the Annual Meeting). This proposal was approved as follows:

For	Against	Abstain	Broker Non-Votes
5,410,852	166,435	2,474	983,855

No other matters were considered or voted upon at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Save Foods, Inc.

Date: October 2, 2023	By:	/s/ Lital Barda
	Name:	Lital Barda
	Title:	Chief Financial Officer